Dentsply Sirona Reports Third Quarter 2022 Results

•Net sales decreased (8.9%) to $947 million, organic sales decreased (0.7%)
•GAAP EPS loss of ($5.01), adjusted EPS of $0.41 down (31.5%) year-over-year
•Operating cash flow of $109 million
•Updated FY22 outlook: organic sales decline of ~(2%); adj. EPS range of $1.90 to $2.00

Charlotte, N.C., November 14, 2022 - DENTSPLY SIRONA Inc. (“Dentsply Sirona” or the "Company") (Nasdaq: XRAY) today announced its financial results for the third quarter of 2022.

Third quarter net sales of $947 million decreased (8.9%), compared to $1,040 million in the third quarter of 2021. Foreign currency translation negatively impacted sales by (8.2%). Net loss for the third quarter of 2022 was ($1,077) million, or ($5.01) loss per diluted share, compared to $84 million, or $0.38 per diluted share in the third quarter of 2021. Adjusted earnings per diluted share decreased to $0.41 compared to $0.60 in the third quarter of 2021. A reconciliation of Non-GAAP measures (including organic sales, adjusted operating income and margin, adjusted EPS, and adjusted EBITDA) to GAAP measures is provided below.

"Our third quarter results reflect continued macroeconomic headwinds, including foreign currency impacts, global supply chain challenges, and regional softness in the U.S. and China. Despite the challenges this quarter, we were encouraged by double-digit growth in clear aligners, solid performance in Europe, and continued strong demand for Imaging equipment,” said Simon Campion, Chief Executive Officer. “We are not satisfied with third quarter results, however this quarter marks an important turning point as we enter our company's next chapter. We have initiated a comprehensive review of our entire business in order to improve our execution, build a winning portfolio, and return the Company to growth. Dentsply Sirona has great products and solutions, a healthy innovation pipeline, and we are committed to charting a path forward which delivers better and more consistent results for our shareholders."

Q3 22 Summary Results (GAAP)

(in millions, except per share amount and percentages)	Q3 22	Q3 21	YoY

Net Sales	947	1,040	(8.9%)
Operating (Loss)/ Income	(1,218)	132	NM
Operating (Loss)/ Income %	(128.5%)	12.8%
Diluted (Loss)/ Earnings Per Share	(5.01)	0.38	NM
NM - not meaningful
* Percentages are based on actual values and may not recalculate due to rounding.

Q3 22 Summary Results (Non-GAAP)[1]

(in millions, except per share amount and percentages)	Q3 22	Q3 21	YoY

Net Sales	947	1,040	(8.9%)
Organic Sales Growth %			(0.7%)
Adj. Operating Income	139	189	(26.6%)
Adj. Operating Income %	14.7%	18.2%
Adj. EPS	0.41	0.60	(31.5%)
[1] Organic sales growth, adjusted operating income, and adjusted EPS are Non-GAAP financial measures which exclude certain items. Please refer to "Non-GAAP Financial Measures" below for a description of these measures and to the tables at the end of this release for a reconciliation between GAAP and Non-GAAP measures.
* Percentages are based on actual values and may not recalculate due to rounding.

Segment Results

Technologies & Equipment
Third quarter 2022 net sales were $556 million, down (9.0%) versus prior year. Foreign currency negatively impacted sales by (9.6%), while organic sales increased by 0.6% as compared to prior year. The growth in organic sales was driven by demand for clear aligners and imaging equipment; partially offset by lower CAD/CAM volumes.

Consumables
Third quarter 2022 net sales were $391 million, down (8.7%) versus prior year. Foreign currency negatively impacted sales by (6.2%), while organic sales decreased by (2.5%) as compared to prior year. The decrease in organic sales was driven by softening demand in the U.S. and China; partially offset by demand for preventive consumables.

Cash Flow and Liquidity

Operating cash flow in the third quarter of 2022 was $109 million, as compared to $172 million in the prior year. In the third quarter of 2022, the Company paid $27 million in dividends resulting in a total of $228 million returned to shareholders in the first nine months of 2022. As of September 30, 2022, the Company had $418 million of cash and cash equivalents on its balance sheet.

Goodwill Impairment

In the third quarter of 2022, the Company recorded a non-cash charge for the impairment of goodwill and intangible assets of $1.1 billion net of tax, due primarily to macroeconomic factors as a result of weakened global demand, higher cost of capital, unfavorable foreign currency impacts, and increased raw material, supply chain and service costs, which are contributing to reduced forecasted revenues, lower operating margins, and reduced expectations for future cash flows.

Full Year 2022 Outlook

Based on the results of the third quarter and recent developments in the macroeconomic environment, we are updating our 2022 outlook. The updated outlook includes an expected organic sales decline of approximately (2%) on a full-year basis, with net sales in the range of $3.85 billion to $3.88 billion. Adjusted operating income margin is expected to be greater than 15%. Adjusted EPS is estimated to be in the range of $1.90 to $2.00.

Further 2022 outlook assumptions are included in the Q3 2022 Earnings Presentation posted on the Investors section of the Dentsply Sirona website at https://investor.dentsplysirona.com. The Company does not provide forward-looking estimates on a GAAP basis as certain information is not available and cannot be reasonably estimated.

Q3 21 and FY 21 Restatements

As previously reported, the Company restated its financial statements for Q3 2021 and FY 2021. Any figures provided herein for those prior periods reflects the restatements.

The comparative financial information for the three and nine months ended September 30, 2021 provided herein should be read in conjunction with the applicable financial statements and accompanying notes of the Company. For more information, please refer to the Company's Amendment No. 1 to its Annual Report on Form 10-K/A for the fiscal year ended December 31, 2021 and Amendment No. 1 to its Quarterly Report on Form 10-Q/A for the quarter ended September 30, 2021.

Conference Call/Webcast Information
Dentsply Sirona’s management team will host an investor conference call and live webcast on November 14, 2022 at 8:30 am ET. A live webcast of the investor conference call and a presentation related to the call will be available on the Investors section of the Company’s website at https://investor.dentsplysirona.com.

For those planning to participate on the call, please register at https://dpregister.com/sreg/10173404/f51ed93790. A webcast replay of the conference call will be available on the Investors section of the Company’s website following the call.

About Dentsply Sirona
Dentsply Sirona is the world’s largest manufacturer of professional dental products and technologies, with over a century of innovation and service to the dental industry and patients worldwide. Dentsply Sirona develops, manufactures, and markets a comprehensive solutions offering including dental and oral health products as well as other consumable medical devices under a strong portfolio of world class brands. Dentsply Sirona’s products provide innovative, high-quality and effective solutions to advance patient care and deliver better and safer dental care. Dentsply Sirona’s headquarters is located in Charlotte, North Carolina. The Company’s shares are listed in the United States on Nasdaq under the symbol XRAY. Visit www.dentsplysirona.com for more information about Dentsply Sirona and its products.

Contact Information:
Investors:
Andrea Daley
Vice President, Investor Relations
+1-704-805-1293
InvestorRelations@dentsplysirona.com

Press:
Marion Par-Weixlberger
Vice President, Public Relations & Corporate Communications
+43 676 848414588
marion.par-weixlberger@dentsplysirona.com

Forward-Looking Statements and Associated Risks

All statements in this press release that do not directly and exclusively relate to historical facts constitute “forward-looking statements.” These statements represent current expectations and beliefs, and no assurance can be given that the results described in such statements will be achieved. Such statements are subject to numerous assumptions, risks, uncertainties and other factors that could cause actual results to differ materially from those described in such statements, many of which are outside of our control. Furthermore, many of these risks and uncertainties are currently amplified by and may continue to be amplified by or may, in the future, be amplified by, the novel coronavirus (“COVID-19”) pandemic and the impact of varying private and governmental responses that affect our customers, employees, vendors and the economies and communities where they operate. For a written description of these factors, see the section titled “Risk Factors” in Dentsply Sirona’s Amendment No. 1 to the Annual Report on Form 10-K for the fiscal year ended December 31, 2021 and any updating information in subsequent SEC filings. No assurance can be given that any expectation, belief, goal or plan set forth in any forward-looking statement can or will be achieved, and readers are cautioned not to place undue reliance on such statements which speak only as of the date they are made. We do not undertake any obligation to update or release any revisions to any forward-looking statement or to report any events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.

DENTSPLY SIRONA INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share amounts)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Net sales	$947	$1,040	$2,939	$3,128
Cost of products sold	439	471	1,329	1,385

Gross profit	508	569	1,610	1,743
Selling, general, and administrative expenses	401	395	1,187	1,174
Research and development expenses	41	39	131	122
Goodwill impairment	1,187	—	1,187	—
Intangible asset impairment and other costs	97	3	107	11

Operating (loss) income	(1,218)	132	(1,002)	436

Other income and expenses:
Interest expense, net	14	14	41	43
Other expense (income), net	9	5	20	4

(Loss) income before income taxes	(1,241)	113	(1,063)	389
(Benefit) provision for income taxes	(164)	29	(128)	97

Net (loss) income	(1,077)	84	(935)	292

Less: Net income attributable to noncontrolling interest	—	—	—	—

Net (loss) income attributable to Dentsply Sirona	$(1,077)	$84	$(935)	$292

Net (loss) income per common share attributable to Dentsply Sirona:
Basic	$(5.01)	$0.39	$(4.34)	$1.34
Diluted	$(5.01)	$0.38	$(4.34)	$1.32

Weighted average common shares outstanding:
Basic	214.9	218.6	215.6	218.6
Diluted	214.9	220.5	215.6	220.7

DENTSPLY SIRONA INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions)
(unaudited)

	September 30, 2022	December 31, 2021

Assets
Current Assets:
Cash and cash equivalents	$418	$339
Accounts and notes receivables-trade, net	645	750
Inventories, net	592	515
Prepaid expenses and other current assets	284	248
Total Current Assets	1,939	1,852

Property, plant, and equipment, net	714	773
Operating lease right-of-use assets, net	201	198
Identifiable intangible assets, net	1,875	2,319
Goodwill	2,584	3,976
Other noncurrent assets	209	121
Total Assets	$7,522	$9,239

Liabilities and Equity
Current Liabilities:
Accounts payable	$271	$262
Accrued liabilities	711	760
Income taxes payable	68	57
Notes payable and current portion of long-term debt	246	182
Total Current Liabilities	1,296	1,261

Long-term debt	1,737	1,913
Operating lease liabilities	154	149
Deferred income taxes	246	391
Other noncurrent liabilities	475	528
Total Liabilities	3,908	4,242

Total Equity	3,614	4,997

Total Liabilities and Equity	$7,522	$9,239

DENTSPLY SIRONA INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)
(unaudited)

	Nine Months Ended September 30,
	2022	2021
Cash flows from operating activities:
Net (loss) income	$(935)	$292

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	90	94
Amortization of intangible assets	159	167
Deferred income taxes	(220)	(11)
Stock based compensation expense	47	54
Goodwill impairment	1,187	—
Indefinite-lived intangible asset impairment	94	—
Other non-cash expense	38	13
Gain on sale of non-strategic businesses and product lines	—	(14)
Changes in operating assets and liabilities, net of acquisitions:
Accounts and notes receivable-trade, net	43	(89)
Inventories, net	(140)	(88)
Prepaid expenses and other current assets, net	(46)	(24)
Other noncurrent assets	(13)	(12)
Accounts payable	40	(45)
Accrued liabilities	(2)	70
Income taxes	41	6
Other noncurrent liabilities	(8)	22
Net cash provided by operating activities	375	435

Cash flows from investing activities:
Capital expenditures	(117)	(101)
Cash paid for acquisitions of businesses and equity investments, net of cash acquired	—	(248)
Cash received on sale of non-strategic businesses or product lines	—	27
Cash received on derivative contracts	10	1
Other investing activities	(2)	2
Net cash used in investing activities	(109)	(319)

Cash flows from financing activities:
Cash paid for accelerated share repurchase	(150)	—
Proceeds on short-term borrowings	64	147
Cash paid for treasury stock	—	(90)
Cash dividends paid	(78)	(68)
Proceeds from long-term borrowings, net of deferred financing costs	7	15
Repayments on long-term borrowings	(2)	(297)
Proceeds from exercised stock options	6	47
Other financing activities, net	(15)	(11)
Net cash used in financing activities	(168)	(257)
Effect of exchange rate changes on cash and cash equivalents	(19)	(16)
Net increase (decrease) in cash and cash equivalents	79	(157)
Cash and cash equivalents at beginning of period	339	438
Cash and cash equivalents at end of period	$418	$281

Non-GAAP Financial Measures

In addition to results determined in accordance with U.S. generally accepted accounting principles (“US GAAP”) the Company provides certain measures in this press release, described below, which are not calculated in accordance with US GAAP and therefore represent Non-GAAP measures. These Non-GAAP measures may differ from those used by other companies and should not be considered in isolation from, or as a substitute for, measures of financial performance prepared in accordance with US GAAP. These Non-GAAP measures are used by the Company to measure its performance and may differ from those used by other companies.

Management believes that these Non-GAAP measures are helpful as they provide another measure of the results of operations, and are frequently used by investors and analysts to evaluate the Company’s performance exclusive of certain items that impact the comparability of results from period to period, and which may not be indicative of past or future performance of the Company.

Organic Sales

The Company defines "organic sales" as the reported net sales adjusted for: (1) net sales from acquired businesses recorded prior to the first anniversary of the acquisition, (2) net sales attributable to disposed businesses or discontinued product lines in both the current and prior year periods, and (3) the impact of foreign currency changes, which is calculated by translating current period net sales using the comparable prior period's foreign currency exchange rates.

Adjusted Operating Income (Loss) and Margin

Adjusted operating income (loss) is computed by excluding the following items from operating income:

(1) Business combination related costs and fair value adjustments. These adjustments include costs related to consummating and integrating acquired businesses, as well as net gains and losses related to the disposed businesses. In addition, this category includes the post-acquisition roll-off of fair value adjustments recorded related to business combinations, except for amortization expense of purchased intangible assets noted below. Although the Company is regularly engaged in activities to find and act on opportunities for strategic growth and enhancement of product offerings, the costs associated with these activities may vary significantly between periods based on the timing, size and complexity of acquisitions and as such may not be indicative of past and future performance of the Company.

(2) Impairment related charges and other costs. These adjustments include charges related to goodwill and intangible asset impairments. Other costs include costs related to the implementation of restructuring initiatives, including but not limited to, severance costs, facility closure costs, lease and contract termination costs, and related professional service costs associated with specific restructuring initiatives. The Company is continually seeking to take actions that could enhance its efficiency, consequently restructuring charges may recur but are subject to significant fluctuations from period to period due to the varying levels of restructuring activity, and as such may not be indicative of past and future performance of the Company. Other costs also include legal settlements, executive separation costs, and changes in accounting principle recorded within the period. Beginning in the second quarter of 2022, this category includes costs related to the recent internal investigation and associated remediation activities which primarily include legal, accounting and other professional service fees, as well as turnover and other employee-related costs.

(3) Amortization of purchased intangible assets. This adjustment excludes the periodic amortization expense related to purchased intangible assets, which are recorded at fair value in purchase accounting. Although these costs contribute to revenue generation and will recur in future periods, their amounts are significantly impacted by the timing and size of acquisitions, and as such may not be indicative of the future performance of the Company.

(4) Fair value and credit risk adjustments. These adjustments include the non-cash mark-to-market changes in fair value associated with pension assets and obligations and equity-method investments. Although these adjustments are recurring in nature, they are subject to significant fluctuations from period to period due to changes in the underlying assumptions and market conditions. The non-service component of pension expense is a recurring item, however it is subject to significant fluctuations from period to period due to changes in actuarial assumptions, interest rates, plan changes, settlements, curtailments, and other changes in facts and circumstances. As such, these items may not be indicative of past and future performance of the Company.

Adjusted operating margin is calculated by dividing adjusted operating income by net sales.

Adjusted Net Income (Loss)

Adjusted net income (loss) consists of the reported net income (loss) in accordance with US GAAP, adjusted to exclude the items identified above, the related income tax impacts, and discrete income tax adjustments such as: final settlement of income tax audits, discrete tax items resulting from the implementation of restructuring initiatives and the vesting and exercise of employee share-based compensation, any difference between the interim and annual effective tax rate, and adjustments relating to prior periods.

These adjustments are irregular in timing, and the variability in amounts may not be indicative of past and future performance of the Company and therefore are excluded for comparability purposes.

Adjusted Earnings (Loss) Per Diluted Share

Adjusted earnings (loss) (EPS) per diluted share is computed by dividing adjusted earnings (losses) attributable to Dentsply Sirona shareholders by the diluted weighted average number of common shares outstanding.

Adjusted EBITDA

Adjusted EBITDA is computed by excluding interest, income tax expense, depreciation and amortization, as well as the adjustments described above for computing Adjusted Operating Income.

DENTSPLY SIRONA INC. AND SUBSIDIARIES
(In millions, except percentages)
(unaudited)

A reconciliation of reported net sales to organic sales by segment is as follows:

	Three Months Ended September 30, 2022			Q3 2022 Change			Three Months Ended September 30, 2021
(in millions, except percentages)	Technologies & Equipment	Consumables	Total	Technologies & Equipment	Consumables	Total	Technologies & Equipment	Consumables	Total

Net sales	$556	$391	$947	(9.0%)	(8.7%)	(8.9%)	$612	$428	$1,040
Foreign exchange impact				(9.6%)	(6.2%)	(8.2%)
Organic sales				0.6%	(2.5%)	(0.7%)
* Percentages are based on actual values and may not recalculate due to rounding.

A reconciliation of reported net sales to organic sales by geographic region is as follows:

	Three Months Ended September 30, 2022				Q3 2022 Change				Three Months Ended September 30, 2021
(in millions, except percentages)	U.S.	Europe	ROW	Total	U.S.	Europe	ROW	Total	U.S.	Europe	ROW	Total

Net sales	$357	$358	$232	$947	(7.2%)	(8.8%)	(11.6%)	(8.9%)	$384	$393	$263	$1,040
Foreign exchange impact					(2.0%)	(11.8%)	(11.7%)	(8.2%)
Organic sales					(5.2%)	3.0%	0.1%	(0.7%)
* Percentages are based on actual values and may not recalculate due to rounding.

DENTSPLY SIRONA INC. AND SUBSIDIARIES
(In millions, except percentages)
(unaudited)

For the three months ended September 30, 2022, a reconciliation of selected items as reported in the Condensed Consolidated Statements of Operations to adjusted Non-GAAP items is as follows:

	GAAP								ADJUSTED NON-GAAP
(in millions, except per share amounts and percentages)	Three Months Ended September 30, 2022	Amortization of Purchased Intangible Assets	Impairment Related Charges and Other Costs (a)	Business Combination Related Costs and Fair Value Adjustments	Fair Value and Credit Risk Adjustments	Tax Impact of Non-GAAP Adjustments	Income Tax Related Adjustments	Total Non-GAAP Adjustments	Three Months Ended September 30, 2022

NET SALES	$947	—	—	—	—	—	—	$—	$947
GROSS PROFIT	$508	30	—	1	—	—	—	$31	$539
% OF NET SALES	53.7%								56.9%
SELLING, GENERAL, AND ADMINISTRATIVE EXPENSES	401	(21)	(18)	(1)	—	—	—	(40)	361
% OF NET SALES	42.4%								38.1%
RESEARCH AND DEVELOPMENT EXPENSES	41	—	(2)	—	—	—	—	(2)	39
GOODWILL IMPAIRMENT	1,187	—	(1,187)	—	—	—	—	(1,187)	—
INTANGIBLE ASSET IMPAIRMENT AND OTHER COSTS	97	—	(97)	—	—	—	—	(97)	—
OPERATING (LOSS) INCOME	(1,218)	51	1,304	2	—	—	—	1,357	139
% OF NET SALES	(125.4%)								14.7%
OTHER INCOME AND EXPENSE	23	—	—	—	(6)	—	—	(6)	17
(LOSS) INCOME BEFORE INCOME TAXES	(1,241)	51	1,304	2	6	—	—	1,363	122
(BENEFIT) PROVISION FOR INCOME TAXES	(164)	—	—	—	—	210	(12)	198	34
% OF PRE-TAX (LOSS) INCOME	13.3%								27.7%
LESS: NET (LOSS) INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	—							—	—
NET (LOSS) INCOME ATTRIBUTABLE TO DENTSPLY SIRONA	$(1,077)							$1,165	$88
% OF NET SALES	(110.9%)								9.3%
EARNINGS PER SHARE - DILUTED	$(5.01)							$5.42	$0.41

Weighted average common shares outstanding used in calculating diluted GAAP net loss per common share									214.9
Weighted average common shares outstanding used in calculating diluted Non-GAAP net income per common share									215.2
* Percentages are based on actual values and may not recalculate due to rounding.
(a) Other Costs includes $20 million in costs related to the internal investigation comprised of $13 million in professional service fees, and $7 million in turnover and other employee-related SG&A expenses.

DENTSPLY SIRONA INC. AND SUBSIDIARIES
(In millions, except percentages)
(unaudited)

For the three months ended September 30, 2021, a reconciliation of selected items as reported in the Condensed Consolidated Statements of Operations to adjusted Non-GAAP items is as follows:

	GAAP								ADJUSTED NON-GAAP
(in millions, except per share amounts and percentages)	Three Months Ended September 30, 2021	Amortization of Purchased Intangible Assets	Impairment Related Charges and Other Costs	Business Combination Related Costs and Fair Value Adjustments	Fair Value and Credit Risk Adjustments	Tax Impact of Non-GAAP Adjustments	Income Tax Related Adjustments	Total Non-GAAP Adjustments	Three Months Ended September 30, 2021

NET SALES	$1,040	—	—	—	—	—	—	$—	$1,040
GROSS PROFIT	$569	33	1	(1)	—	—	—	$33	$602
% OF NET SALES	54.7%								57.9%
SELLING, GENERAL, AND ADMINISTRATIVE EXPENSES	395	(23)	4	(2)	—	—	—	(21)	374
% OF NET SALES	37.9%								36.0%
RESEARCH AND DEVELOPMENT EXPENSES	39	—	—	—	—	—	—	—	39
GOODWILL IMPAIRMENT	—	—	—	—	—	—	—	—	—
INTANGIBLE ASSET IMPAIRMENT AND OTHER COSTS	3	—	(3)	—	—	—	—	(3)	—
OPERATING INCOME	132	56	—	1	—	—	—	57	189
% OF NET SALES	12.8%								18.2%
OTHER INCOME AND EXPENSE	19	—	—	1	(3)	—	—	(2)	17
INCOME BEFORE INCOME TAXES	113	56	—	—	3	—	—	59	172
PROVISION FOR INCOME TAXES	29	—	—	—	—	16	(5)	11	40
% OF PRE-TAX INCOME	25.8%								23.4%
LESS: NET INCOME ATTRIBUTABLE TO NON-CONTROLLING INTERESTS	—							—	—
NET INCOME ATTRIBUTABLE TO DENTSPLY SIRONA	$84							$48	$132
% OF NET SALES	8.1%								12.6%
EARNINGS PER SHARE - DILUTED	$0.38							$0.22	$0.60

* Percentages are based on actual values and may not recalculate due to rounding.

A reconciliation of as reported GAAP net income to Adjusted EBITDA for the three months ended September 30, 2022 and 2021 is as follows:

	Three Months Ended September 30,
(in millions)	2022	2021

GAAP net (loss) income	$(1,077)	$84
Interest expense, net	14	14
Income tax expense	(164)	29
Depreciation(1)	30	30
Amortization of purchased intangible assets	51	55
Impairment related charges and other costs	1,304	—
Business combination related costs and fair value adjustments	2	—
Fair value and credit risk adjustments	6	3
Adjusted EBITDA	$166	$215
(1) Excludes those depreciation related amounts which were included as part of the business combination related adjustments above.